EXHIBIT (10)(124)

MILFORD CRAFT, LLC

OPERATING AGREEMENT

As of May 29, 2015

OPERATING AGREEMENT

THIS OPERATING AGREEMENT (the “Agreement”) of MILFORD CRAFT, LLC, a Connecticut limited liability company (the “Company”), dated as of May __, 2015, by and among New England WOB, LLC and Attitude Beer Holding Co. (each a “Member and collectively the “Members”).

WHEREAS, the Company, was formed as a limited liability company pursuant to the laws of the State of Connecticut by filing the Articles of Organization with the Connecticut Secretary of State on April 10, 2015, as the same may be amended, supplemented or modified from time to time (the “Articles of Organization”); and

WHEREAS, the undersigned desire to provide for the regulation and establishment of the affairs of the Company, the conduct of its business and the relations among them as Members of the Company.

NOW THEREFORE, for and in consideration of the premises stated, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

Article 1
DEFINITIONS

SECTION 1.1          Definitions. As used herein, the following terms have the following respective meanings:

(a)          “Act” shall mean the Limited Liability Company Law of the State of Connecticut and any successor statute, as amended from time to time.

(b)          “Adjusted Capital Account” means the cash contributed by a Member, (i) reduced from time to time by cash distributions from the Company to him in accordance with Section 5.2(b)(ii) herein, and (ii) increased from time to time by any additional cash contributions made by him in accordance with Section 3.2(a) herein, and (iii) otherwise adjusted as required under Treasury Regulations § 1.704-1(b)(2)(iv).

(c)          “Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person.

(d)          “Agreement” means this Operating Agreement, as amended from time to time.

(e)          “Available Cash” means all cash of the Company after paying its current obligations and making the appropriate reservations for foreseeable future expenses.

(f)          “Bankruptcy”, with respect to any Person, means (i) making an assignment for the benefit of creditors, (ii) filing a voluntary petition in bankruptcy, (iii) becoming the subject of an order for relief or being-declared insolvent in any federal or state bankruptcy or insolvency proceeding (unless such order is dismissed within ninety (90) days following entry), (iv) filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law, or regulation, (v) filing an answer or other pleading admitting or failing to contest the material allegation of a petition filed against it in any proceeding similar in nature to those described in the preceding clause, or otherwise failing to obtain dismissal of such petition within one hundred- twenty (120) days following its filing, or (vi) seeking, consenting to, or acquiescing in, the appointment of a trustee, receiver, or liquidator of all or any substantial part of its properties.

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(g)          “Capital Contribution” means the aggregate capital contribution made from time to time in cash by a Member to the Company.

(h)           “Capital Proceeds” means the proceeds of the sale of all or substantially all the assets of the Company.

(i)            “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

(j)            “Company” means MILFORD CRAFT, LLC, a New York limited liability company.

(k)           “Incompetency,” with respect to any member who is a natural person, shall mean the entry by a court of competent jurisdiction of an order or decree adjudicating such Member incompetent to manage his person or his estate.

(l)            “Interest(s)” means an interest as a Member of the Company.

(m)          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, conditional sale agreement or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest in respect of such asset.

(n)            “Liquidator” means the Manager, or if there are no Manager at the time in question, such other Person who is appointed in accordance with applicable law to take all actions related to the winding up of the Company’s business and the distribution of the Company’s assets.

(o)           “Manager” means New England WOB, LLC.

(p)           “Management Fee” shall mean 4% of Net Sales. Net Sales shall mean the total revenue from sales generated by a company, less deduction of returns, allowances for damaged or missing goods and any discounts allowed.

(q)           “Member” means any of those Persons identified above as Members and any substitute or additional Member in such Person’s capacity as a member of the Company.

(r)            “Member Majority” or “Majority of Members” means, at any time, any combination of Members holding, in the aggregate, a majority of all of the Interests.

(s)           “Membership Interest” shall mean the same thing as Interest as defined in Section 1.1(o) herein.

(t)           “Membership Percentage” means, with respect to each Member, the percentage set forth in “Schedule A” attached hereto.

(u)          “Net Profits and Net Losses” means, for any period, the net profits and net losses, respectively, derived from the operation of the Company for Federal income tax purposes, including gains and losses on the sale of all or any portion of the Company’s assets.

(v)          “Notice” means a written notice containing all information which is either desirable, relevant or necessary to satisfy the purposes for which such notice is being delivered.

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(w)          “Operating Reserves” means cash reserves of the Company held by the Company to ensure it can make future payments despite any drop in revenue. Operating Reserves shall not exceed two (“2”) months expenses determined by taking the average monthly expense for the previous 12 months.

(x)           “P&L Participant” means a person entitled to participate in the profits and losses of the Company but shall not be a Member of the Company and shall not have any voting rights, equity interest or stake in the Company. A P&L Participant shall solely have a contractual agreement with the Company.

(y)           “Person” means any natural person, corporation (stock or nonstock), limited liability company, limited partnership, general partnership, joint stock company, joint venture, association (profit or nonprofit), company, estate, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

(z)           “Securities Act” means the Securities Act of 1933, as amended, and any successor statute, and the rules and regulations promulgated thereunder.

(aa)          “Transfer” means the sale, transfer, assignment, pledge, mortgage, hypothecation, encumbrance, distribution or other disposition of any Interests.

(bb)          “Treasury Regulations” means regulations adopted by the Treasury Department of the United States governing application and enforcement of the Code. Any reference to a section or provision of the Treasury Regulations shall be deemed to refer also to such section or provision as amended or superseded.

(cc)          “Unreturned Capital Contribution” of any Member means, at any date, the Capital Contributions of such Member reduced from time to time (but not below zero) by any distribution to such Member pursuant to Section 5.2(b)(ii) hereof.

Article 2
THE COMPANY; THE MEMBERS; VOTING RIGHTS

SECTION 2.1          Registered Office and Registered Agent. The address of the registered office of the Company is 3472 Pine Haven Circle, Boca Raton, FL 33431 and the registered agent is Corporate Creations Network, Inc.

SECTION 2.2          Principal Office. The address of the principal office of the Company shall be 3472 Pine Haven Circle, Boca Raton, FL 33431 or such other place as the Manager may from time to time determine.

SECTION 2.3          Duration. The Company’s existence shall continue until dissolved in accordance with the Act and this Agreement.

SECTION 2.4          Maintenance. The Members shall promptly sign and file all certificates, amendments or other instruments as required by law to maintain the Company in good standing as a limited liability company in all jurisdictions in which it conducts business, including without limitation, as required to comply with any fictitious name statutes.

SECTION 2.5          Changes in Registered Office, etc. The Manager may make such changes in the registered office, registered agent and principal office as they may deem necessary or advisable, and shall give Notice to all Members promptly following any such change. The Company may maintain such other or additional business offices at such other place or places as the Manager may from time to time deem advisable.

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SECTION 2.6          Business Purpose. The Company is formed and organized to engage in the following business:

(a)          To own, improve, develop, operate and manage a World of Beer Franchise in Milford, Connecticut; and

(b)          To engage in any business related or incidental to one or more of the foregoing activities.

The Members have entered into a Joint Venture Agreement dated December 24, 2014, regarding the establishment of World of Beer franchises (the “JV Agreement”).

SECTION 2.7          Authority and Powers. The Company is authorized and empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to, or convenient for the furtherance and accomplishment of its purposes, and for the protection and benefit of the Company, including without limitation, all acts and things permitted under the Act and this Agreement.

SECTION 2.8          Juridical Existence, Properties, Etc. The Company shall maintain, preserve, and keep in full force and effect its limited liability company existence and all rights, franchises, licenses and permits necessary to the proper conduct of its business, and the ownership, lease, or operation of its properties which, if not so maintained, could reasonably be expected to have a material adverse effect on the Company, and to take all action which may be reasonably required to obtain, preserve, renew and extend all material licenses, permits, authorizations, trade names, trademarks, service names, service marks, copyrights and patents which are necessary for the continuance of the operation of any such property by the Company.

SECTION 2.9          Members and Membership Percentages. The Members and their respective Membership Percentages shall are set forth in “Schedule A” attached hereto.

SECTION 2.10       Voting Rights. All Members shall have the right to vote their membership interest in proportion to their respective Membership Percentages shall are set forth in “Schedule A” attached hereto.

SECTION 2.11        P&L Participants. The Manger may grant solely to significant employees of the Company the rights to be a P&L Participant of the Company, up to five percent (5%) of the Company’s profits and losses. Such P&L Participant shall participate in the profits and losses as if such person was a Member. All P&L Participant shall be identified on Schedule C and their participation with the Members in the profits and losses of the Company shall be set forth on Schedule B. No Member or employee of a Member may be a P&L Participant.

Article 3
CAPITAL CONTRIBUTIONS

SECTION 3.1          Initial Capital Contributions. The members have made an initial capital contribution as set forth on Schedule A.

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SECTION 3.2          Additional Capital Contributions.

(a)          Upon the consent of a Majority of Members, the Manager shall have the right to require additional capital contributions (“Capital Calls”) from the Members to be paid on a pro rata basis as to all Members in accordance with the percentages set forth on Schedule A.

(b)          The Manager may obtain Company loans to cover any Company required Additional Capital Contributions, with the consent of the Members holding a majority of the Membership Interest in the Company.

(c)          In the event that a Member fails to, or refuses to contribute towards a Capital Call (the “Defaulting Member”), then either:

(i)          The remaining Members may elect to purchase the Membership Interest from the Defaulting Member, at a 15% discount to the Defaulting Member’s Initial Capital Contribution; or

(ii)         The remaining Members may elect to contribute the necessary funds (the “Lending Members”) on behalf of the Defaulting Member which shall be considered a loan to the Defaulting Member, to be secured by its Membership Interest in the Company.

(A)         Any loan given to the Company by the Lending Member on behalf of the Defaulting Member, shall accrue interest at a rate of 300 basis points above LIBOR per annum. In the event of a Distribution by the Manager under Article 5 herein or under a dissolution of the Company under Article 10 herein, the Manager shall use the funds attributable to the Defaulting Member, to first pay off any loans to the Defaulting Member by the Lending Member.

(B)          In furtherance of any loan to any Defaulting Member by the Lending Members in accordance with this Section, the Members hereby expressly agree to execute any and all loan documents which the Company’s attorneys deem necessary, including but not limited to; a Note, Guaranty, Loan Agreement, and Pledge Agreement. Furthermore, the Defaulting Member shall be responsible to pay for all legal fees that the Company shall incur in furtherance of such loan.

SECTION 3.3          Return of Capital Contributions. The contributions of the Members to the capital of the Company shall be returned to them in cash, in whole or in part, at any time in the discretion of the Manager in accordance with Section 5.2(b) herein.

SECTION 3.4          Time when Capital is Returned. Upon the satisfaction of all the Company’s financing obligations, or a liquidation of the assets of the LLC, or the dissolution of the LLC, the Capital Contributions shall be returned to the Members pro rata in accordance with each Member’s Capital Contributions.

SECTION 3.5           No Right to Priority. Except as otherwise expressly provided in this Agreement, or as required to comply with the Code and Treasury Regulations, no Member shall have priority over any other Member as to any allocations, distributions, or return of all or any part of its Capital Contributions.

SECTION 3.6          Dilution. No dilution of the membership interest of any member shall occur without the consent of World of Beer Franchising, Inc.

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Article 4
ALLOCATION OF PROFITS AND LOSSES TO MEMBERS

SECTION 4.1          Allocation of Net Profits and Net Losses. Net profits and net losses shall be allocated in the proportions set forth on Schedule B.

SECTION 4.2          Required Special Allocations. Notwithstanding Section 4.1 hereof,

(a)          Appropriate adjustments shall be made to the allocations of Net Profits and Net Losses to the extent required under Section 704(c) of the Code and the Treasury Regulations thereunder and under Sections 1.704-1(b)(2)(iv)(d), (e), (f) and (g) of the Treasury Regulations;

(b)          Appropriate adjustments shall be made to the allocations of Net Profits and Net Losses to the extent required to comply with the “qualified income offset” provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations; the partnership “minimum gain chargeback” provisions of Section 1.704-2(f) of the Treasury Regulations; and the “partner nonrecourse deduction” and “partner nonrecourse debt minimum gain chargeback” provisions of Section 1.704-2(i) of the Treasury Regulations, all issued pursuant to Section 704(b) of the Code. To the extent permitted by such Treasury Regulations, the allocations in such year and subsequent years shall be further adjusted so that the cumulative effect of all the allocations shall be the same as if all such allocations were made pursuant to Section 4.1 hereof (as adjusted by Section 4.3(a) hereof) without regard to this Section 4.3(b).

SECTION 4.3          Other Allocation Rules. For purposes of determining the Net Profits, Net Losses, or any other items allocable to any period, Net Profits, Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Code § 706 and the Treasury Regulations applicable thereto.

SECTION 4.4          Recapture Income. “Recapture Income,” if any, realized by the Company pursuant to Sections 1245 or 1250 of the Code shall be allocated to the Members to whom the prior corresponding depreciation deductions were allocated, in proportion to the amounts of such depreciation deductions previously allocated to them.

Article 5
DISTRIBUTIONS

SECTION 5.1          Distributions in Kind. No Member shall be entitled to demand and receive distributions other than in cash form. Any non-cash Company assets distributed in kind shall be distributed to the Members entitled thereto as tenants-in-common owning undivided interests in the same proportion as would be applicable to cash distributions, however, such distribution in kind may only be made with consent of the Members holding a Member Majority.

SECTION 5.2          Distribution of Available Cash and Capital Proceeds.

(a)          Available Cash. The Manager shall distribute Available Cash in the percentages set forth on Schedule B. It is anticipated the Manager shall make distributions on a monthly basis.

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(b)          Capital Proceeds. Capital Proceeds remaining after the payment of any debts and liabilities of the Company due and payable at such time and the establishment of any Operating Reserves which the Manager determines, in his sole discretion necessary for reasonable ongoing business requirements, and necessary to provide for any contingent or unforeseen liabilities or obligations of the Company, shall be distributed in accordance with the following order of priority:

(i)          First, to repay the Capital Contributions of the Members as set forth on Schedule A; and

(ii)         Second, in the percentages set forth on Schedule B.

Article 6
RESIGNATION OR BANKRUPTCY OF A MEMBER
RESTRICTIONS ON THE TRANSFER OF INTERESTS;
ADMISSION OF SUBSTITUTE AND ADDITIONAL MEMBERS;

SECTION 6.1          Resignation or Bankruptcy of a Member; Continuation of the Company.

(a)          A Member shall have the right to withdraw his Capital Contribution upon the termination of the Company as provided in Section 10.2 hereof, provided, however, that no part of the Capital Contribution of any Member shall be withdrawn unless all liabilities of the Company, except obligations to Members on account of their Capital Contributions, have been paid, or unless the Company has assets sufficient to pay them.

(b)          Within ninety (90) days following the Resignation or the Bankruptcy (other than by reason of death or incompetency) of a Member, the Company shall dissolve unless, within such applicable period, a majority in interest of the Members (excluding for such purpose the successor in interest to the terminated Member’s Interest) elect in writing to continue the Company on such terms as they may agree upon in writing. If an election to continue the Company is so made then the Company shall continue in existence until the end of the term for which it has been formed, or until a subsequent Resignation (other than by reason of death or incompetency), Bankruptcy or other event of dissolution occurs.

(c)          The death or Incompetency of a Member shall neither dissolve nor terminate the Company.

SECTION 6.2          Restrictions on the Transfer of Interests.

(a)          Except as expressly provided herein, no Member shall have the right to Transfer all or any part of its Interest without the prior written consent of the Manager, which may be withheld in his sole discretion, according to reasonable terms.

Upon the consent of the Manager, a Member may transfer his Membership Interest in the Company to a permitted transferee (“Transferee”). Such Transferee shall be required to pay the Company’s legal fees in connection with effectuating such Transfer as a condition precedent to the consent. Such Transferee shall be bound to the same extent as a Member hereunder in making a Transfer of his Interest. Any purported Transfer in violation of the provisions of this Agreement shall be null and void ab initio.

(b)          Notwithstanding subparagraph (a) above, any Member may Transfer all of his Interest during his lifetime to;

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(i)          an entity that is wholly controlled, and continues to be controlled by that Member.

(ii)         another Member of the Company, pursuant to Section 6.2 herein.

(iii)          an immediate family member of the Member or a trust for the benefit of an immediate family member.

For purposes of this subparagraph (b), the term “Entity” shall be limited to the transfer of Member’s interest to a Corporation, LLC or Trust. If control of such Entity is transferred to another individual or another entity, such change and transfer shall constitute an unauthorized transfer pursuant to the terms of this agreement.

(c)          Notwithstanding anything to the contrary contained herein, pursuant to Section 6.1(a) or the applicability of Section 6.1(b) or 6.2 hereof:

(i)          No Transfer of an Interest shall be made if the Interest which is the subject of a proposed Transfer when added to the total of all other Interests Transferred within the period of twelve (12) consecutive months prior thereto would result in the termination of the Company under Section 708 of the Code or if the Transfer would cause the Company to lose its status under the Code as a partnership for Federal income tax purposes.

(ii)         No Interest shall be transferred unless the registration provisions of the Securities Act of 1933, as amended, and all applicable state “blue sky laws” have been complied with or unless compliance with such provisions is not required, each Member recognizing that no interest in the Company has been registered under Federal or state securities laws. The Manager may request in their sole discretion an opinion from the Company’s counsel or any other counsel that such transfer will not violate applicable securities laws. The costs of such opinion shall be paid for by the Transferee.

(iii)        Although a permitted Transferee pursuant to Sections 6.1(b) or 6.2 shall be treated as an assignee of, and be entitled to, all of the rights of the Selling Member to receive profits, losses and distributions to the extent of the Interest assigned to him, no Transferee whatsoever shall become substituted as a Member in the Company (x) without the prior written consent of a Majority of Members, which may be withheld in their sole discretion, for any or no reason, and (y) unless and until such Transferee shall have evidenced his consent and agreement to be bound by all of the terms and provisions of this Agreement, and to assume, as a substituted Member, his pro rata share hereunder of the obligations of his transferor as a Member, by executing and acknowledging a counterpart of an amendment of this Agreement and/or such other agreement to that effect as the Manager may request, each of which shall appropriately reflect his admission as a member of the Company and his capital contribution thereto, and such other documents, all as may reasonably be required by the Managing Member. Such substitution shall then take effect when the Manager have accepted such person as a Member and the books and records of the Company reflect such Person as admitted to the Company as a Member. As a condition to such Transferee becoming a substituted Member, such Transferee shall also be required to pay the Company’s costs and expenses, including but not limited to legal fees and disbursements, in connection with his becoming a Member.

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(d)          If a Transfer or attempted Transfer of an Interest is made other than in accordance with the terms of this Agreement, it shall be null and void and no right, title or interest in the Company shall be transferred.

(e)          No assignment, transfer or other disposition of all or any part of the interest of any Member permitted under this Agreement shall be binding upon the Limited Liability Company unless and until a duly executed and acknowledged counterpart of such assignment or instrument of transfer, in form and substance satisfactory to the Company, has been delivered to the Company.

(f)          As between a Member and an assignee or transferee of such Member’s interest in accordance with this Agreement, allocations and distributions for any fiscal year shall be apportioned as of the date of the assignment or transfer, on the basis of the number of days before and after said date, without regard to the results of the Company’s operations before or after the assignment or transfer.

(g)          No assignment or other disposition of any interest of any Member may be made if such assignment or disposition, alone or when combined with other transactions, would result in the termination of the Company within the meaning of Section 708 of the Internal Revenue Code or under any other relevant section of the Code or any successor statute. No assignment or other disposition of any interest of any Member may be made without an opinion of counsel satisfactory to the Company that such assignment or disposition is subject to an effective registration under, or exempt from the registration requirements of, the applicable State and Federal securities laws. No interest in the Company may be assigned or given to any person below the age of 21 years or to a person who has been adjudged to be insane or incompetent.

SECTION 6.3          RIGHT OF FIRST REFUSAL

(a)          Anything herein contained to the contrary, the Company shall be entitled to treat the record holder of the interest of a Member as the absolute owner thereof, and shall incur no liability by reason of distributions made in good faith to such record holder, unless and until there has been delivered to the Company the assignment or other instrument of transfer and such other evidence as may be reasonably required by the Company to establish to the satisfaction of the Limited Liability Company that an interest has been assigned or transferred in accordance with this Agreement.

(b)          Notwithstanding the forgoing terms, and subject to Section 6.1(b) herein, if a Member desires to sell, or otherwise dispose of all or any part of its interest in the Company, such Member (the “Selling Member”) shall first offer to sell and convey such interest to any other Members before selling, or otherwise disposing of such interest to any other person, corporation or other entity. Such offer shall be in writing, shall be given to every other Member, and shall set forth the interest to be sold, purchase price to be paid, the date on which the closing is to take place, (which date shall be not less than thirty nor more than sixty days after the delivery of the offer), the location within the State of New York at which the closing is to take place, and all other material terms and conditions of the sale, transfer or the disposition.

(c)          Within fifteen days after the delivery of said offer to the other Members shall deliver to the Selling Member a written notice either accepting or rejecting the offer. Failure to deliver said notice within said fifteen days conclusively shall be deemed a rejection of the offer. Any or all of the other Members may elect to accept the offer, and if more than one of the other Members elects to accept the offer, the interest being sold and the purchase price therefor shall be allocated among the Members so accepting the offer in proportion to their Members’ Percentage Interest, unless they otherwise agree in writing.

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(d)          If any or all of the other Members elect to accept the offer, then (a) upon such acceptance in writing, the Member(s) shall pay a non-refundable ten percent (10%) down payment of the purchase price and (b) then the transfer of the Membership Interest shall be held in accordance with the offer and the Selling Member shall deliver to the other Members who have accepted the offer an assignment of the interest being sold by the Selling Member, and said other Member shall pay the remaining balance of the purchase price prescribed in the offer.

(f)          If no other Member accepts the offer, or if the Members who have accepted such offer default in the obligation to purchase the interest, than the Selling Member within 120 days after the delivery of the offer may sell such interest to any other person or entity at a purchase price which is not less than the purchase price prescribed in the offer and upon terms and conditions which are substantially the same as the terms and conditions set forth in the offer, provided all other applicable requirements of the Agreement are complied with. An assignment of such interest to a person or entity who is not a Member of the Limited Liability Company shall cause such Person to become a member upon the execution of the such documents required by Section 6.2(c)(iii).

(g)          If the Selling Member does not sell such interest within said 120 days, then the Selling Member may not thereafter sell such interest without again offering such interest to the other Members in accordance with this Article 6.

SECTION 6.4          Admission of Persons as Additional Members. In regards to permitted Transferee’s pursuant to Section 6.1 and 6.2 herein, the Manager shall have the right to admit, and each of the Members hereby consents to the admission of, such additional Members to the Company as the Manager shall unanimously determine in his sole discretion; it being understood no Member shall have its Membership Percentage reduced without his prior written consent. In the event that the Manager shall determine to admit one or more Members to the Company, the Members hereby agree to execute and deliver such documents as the Manager shall request in order to effectuate the admission of such additional Member(s). Any additional Member(s) admitted to the Company shall be required to execute a counterpart signature page to this Agreement and, if required, an amendment to the Articles of Organization of the Company and such other documents as the Manager may request in order to effectuate admission to the Company.

SECTION 6.5          Attitude Beer Holding Co. The Company and Members acknowledge that Attitude Beer Holding Co. is owned by Harrison Vickers and Waterman, Inc., a publicly traded company. No change in the direct or indirect ownership of Attitude Beer Holding Co. shall be deemed a transfer of Attitude Beer Holding Co.’s Membership Interest. The Company agrees to fully cooperate with Attitude Beer Holding Co. and Harrison Vickers and Waterman in supplying all information to Harrison Vickers and Waterman and its auditor so Harrison Vickers and Waterman can timely comply with its Securities and Exchange Commission reporting obligations.

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SECTION 6.6          WOB. The Members acknowledge that the business of the Company is subject to a franchising agreement with WOB and pursuant to the Franchise Agreement, the Members may be required to or prohibited from transferring their membership interest or make other changes to this agreement in accordance with the terms of the Franchise Agreement.

Article 7
MANAGEMENT

SECTION 7.1          Manager New England WOB, LLC is hereby appointed the Manager of the Company (the “Manager”). The business and affairs of the Company shall be managed under the sole direction and control of the Manager, using reasonable business practices, and all powers of the Company shall be exercised by or under the authority of the Manager. No other Person shall have any right or authority to act for or bind the Company except as permitted in this Agreement or as required by law. The Manager may be removed by a Majority of Members only for gross negligence or fraud.

SECTION 7.2          General Powers. The Manager shall have the full power to execute and deliver, for and on behalf of the Company, any and all documents and instruments which may be necessary or desirable to carry on the business of the Company, including, without limitation, any and all deeds, contracts, leases, mortgages, deeds of trust, promissory notes, security agreements, and financing statements pertaining to the Company’s assets or obligations, and to authorize the confession of judgment against the Company. No person dealing with the Manager need inquire into the validity or propriety of any document or instrument executed in the name of the Company by the Manager, or as to the authority of the Manager in executing the same.

SECTION 7.3.          Limitation on Authority of Members.

(a)          No Member is an agent of the Company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue of being a Member.

(b)          This Article 7 supersedes any authority granted to the Members pursuant to Section 412 of the Law. Any non-manager Member who takes any action or binds the Company in violation of this Article 7 shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to the loss or expense.

SECTION 7.4          Appointment of New Manager. A new Manager can be appointed only by Members holding a Member Majority. Such new Manager need not be a Member of the company.

SECTION 7.5          Liability and Indemnification.

(a)          The Manager shall not be liable, responsible, or accountable, in damages or otherwise, to any Member or to the Company for any act performed by the Manager within the scope of the authority conferred on the Manager by this Agreement, except for fraud, bad faith, gross negligence, or an intentional breach of this Agreement.

(b)          The Company shall indemnify the Manager for any act performed by the Manager within the scope of the authority conferred on the Manager by this Agreement, except for fraud, bad faith, gross negligence, or an intentional breach of this Agreement.

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SECTION 7.6                    Major Decisions

(a)          Approval of Major Decisions. Notwithstanding anything to the contrary in this Agreement, certain decisions or actions as set forth in this Section 7.6 (“Major Decisions”) may not be taken solely in the Manager’s discretion and shall require the affirmative vote of a Member Majority. Approval of Major Decisions may be given at a Meeting called for that purpose or by written consent.

(b)          Designation of Major Decisions. The following shall constitute Major Decisions subject to this Section:

(i)           Other than in the regular course of business, the sale of all or a substantial portion of the assets owned by the Company. For this purpose, Twenty Percent (20%) of the fair market value of the assets owned by the Company shall constitute a “substantial portion.”

(ii)          The dissolution, liquidation or other termination or cessation of the business operations of the Company, including without limitation the filing of a voluntary petition in Bankruptcy, the assignment of all or substantially all of the assets of the Company for the benefit of the Company’s creditors or the appointment of trustee, liquidator, administrator or like person or entity for the purpose of winding up the business and affairs of the Company.

(iii)         Any change in the principal purpose of the Company’s business, as set forth in Section 2.6 above.

(iv)          Any borrowing or pledge of assets owned by the Company in excess of $50,000 in the aggregate or any loan to a Member or Manager.

(v)          The admission of new Member.

Article 8
RELATED PARTY DEALINGS

SECTION 8.1          Outside Business Interests; Business Opportunity. The Members may each engage in or possess interests in other business ventures of every kind and description for its own account, including without limitation, serving as a member, partner or shareholder of other entities which own, either directly or through interests in other entities, properties similar to the assets of the Company and neither the Company nor any of the Members shall have any rights by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom, or to any business opportunities as may become available to the Manager or any Member, whether or not similar in nature to the Company’s then existing business activities.

SECTION 8.2          Member Dealing With the Company. The fact that a Member or an affiliate thereof is employed by or is directly or indirectly interested in or connected with any person, firm or corporation employed by the Company for real estate management or otherwise to perform a service, or from or with which the Company may purchase any property or have other business dealings, shall not prohibit the Member from employing or otherwise dealing with such person, firm or corporation, so long as such business dealing, contract, or agreement follows and contains reasonable business terms. Neither the Company nor any of the Members shall have any rights in or to any income or profits derived therefrom. The said Member or his affiliated company shall not receive any benefit of any kind, other that is specifically and contractually agreed upon, in writing, between the respective companies and or parties.

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Article 9
MEMBER LIABILITY; INDEMNIFICATION AND LIABILITY LIMITATION

SECTION 9.1          Liability of Members; Enforcement of Obligations. Except to the extent otherwise expressly stated in this Agreement or prescribed under the Act, (a) the Members shall have no fiduciary or partnership relationship between or among themselves solely by reason of their status as Members, and (b) the rights of each of the Members and the Company to sue for matters and claims arising out of or pertaining to this Agreement shall not be dependent upon the dissolution, winding-up or termination of the Company.

SECTION 9.2          Indemnification of Members . Except as provided in Section 9.4, every Person who was or is a party, or who is threatened to be made a party, to any pending, completed or impending action, suit or proceeding of any kind, whether civil, criminal, administrative, arbitrative or investigative (whether or not by or in the right of the Company) by reason of (a) being or having been a Member of the Company, (b) being or having been a Member, manager, partner, officer or director of any other entity at the request of the Company, or (c) serving or having served in a representative capacity for the Company in connection with any partnership, joint venture, committee, trust, employee benefit plan or other enterprise, shall be indemnified by the Company against all expenses (including reasonable attorneys’ fees and expenses), judgments, fines, penalties, awards, costs, amounts paid in settlement and liabilities of all kinds, actually incurred by such Person incidental to or resulting from such action, suit or proceeding to the fullest extent permitted under the Act, without limiting any other indemnification rights to which such Person otherwise may be entitled. The Company may, but shall not be required to, purchase insurance on behalf of such Person against liability asserted against or incurred by such Person in its capacity as a Manager or Member of the Company, or arising from such Person’s status as a Manager or Member, whether or not the Company would have authority to indemnify such Person against the same liability under the provisions of this Section 9.2 or the Act.

SECTION 9.3          Limitation of Liability. Except as otherwise expressly provided in this Agreement, no Member or Manager shall have liability to the Company or other Members for monetary damages resulting from errors made in the exercise of good-faith judgment.

SECTION 9.4          Qualification of Indemnification and Liability Limitation.

(a)          The indemnification rights and limitations on liabilities set forth in Sections 9.2 and 9.3 shall not apply to claims based upon any willful misconduct, intentional breach or disregard of the terms of this Agreement or knowing violation of criminal law or any federal or state securities law, including without limitation, unlawful insider trading or market manipulation for any security, nor shall such indemnification rights and limitations on liabilities preclude the Company or any Member from recovery for any loss or damage otherwise covered under any insurance policy or fidelity bonding. Nothing herein shall be deemed to prohibit or limit the Company’s right to pay, or obtain insurance covering, the costs (including reasonable attorneys’ fees and expenses) to defend an indemnitee, Member or Manager against any such claims, subject to a full reservation of rights to reimbursement in the event of a final adjudication adverse to such indemnitee, Member or Manager.

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(b)          An indemnitee shall be entitled to recover from an indemnitor all legal costs or expenses, including reasonable attorney’s fees and expenses, incurred by such indemnitee to enforce its rights hereunder, or to collect any sums due from the indemnitor hereunder.

Article 10
DISSOLUTION AND LIQUIDATION OF THE COMPANY

SECTION 10.1          Dissolution of the Company. The Company shall be dissolved on the earlier of the expiration of the term of the Company or upon:

(a)          The Resignation (other than by reason of death or incompetency) or Bankruptcy of a Member unless a majority in interest of the Members (as defined in Section 6.1(b)) elect to continue the Company pursuant to Section 6.1(b);

(b)          The Resignation or Bankruptcy of a Member which leaves only one (1) Member remaining, and no additional or substitute Member is admitted to the Company in accordance with this Agreement within ninety (90) days thereafter;

(c)          The expiration of thirty (30) days following the sale or other disposition of all or substantially all of the Company’s assets;

(d)          The election by a majority of the Members to liquidate the Company; or

(e)          The occurrence of any other event of dissolution under the provisions of this Agreement or the Act.

SECTION 10.2          Winding-up and Distribution of the Company.

(a)          Upon the dissolution of the Company pursuant to Section 10.1, the Company’s business shall be wound up and its assets liquidated by the Liquidator as provided in this Section 10.2, and the net proceeds of such liquidation shall be distributed as follows:

(i)           First, to payment of all debts and liabilities of the Company, including, without limitation, any loans from Members and the expenses of liquidation;

(ii)          Second, to establishment of any reserves reasonably deemed necessary by the Liquidator for contingent, unmatured or unforeseen liabilities or obligations of the Company. Said reserves shall be paid over to an attorney-at-law of the State of New York, as escrowee, to be held by him for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, at the expiration of such period as shall be deemed advisable, to distribute the balance thereafter remaining in the manner hereinafter provided, together with accrued interest thereon, if any;

(iii)          Third, to those Members having positive Capital Account balances pro rata in the proportion that each such Member’s positive Capital Account balance bears to the aggregate of the positive Capital Account balances of all such Members, until all Member’s Capital Account balances are equal to zero;

(iv)          Fourth, any funds remaining shall be distributed in the percentages set forth on Schedule B.

(b)          The Liquidator shall file all certificates and notices of the Company’s dissolution required by law. The Liquidator shall sell and otherwise liquidate the Company’s assets without unnecessary delay. Upon the complete liquidation of the Company’s assets and distribution to the Members, they shall cease to be Members of the Company, and the Liquidator shall execute, acknowledge and cause to be filed all certificates and notices required by law to terminate the existence of the Company.

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Article 11
AMENDMENTS

SECTION 11.1          Adoption of Amendments Generally. Amendments to this Agreement to reflect the substitution or addition of a Member shall be made by written instrument executed by the substituted Member, the added Member, or the resigned Member (or its authorized representative), as applicable. Any other amendments to this Agreement may be made by a written instrument executed by Members holding, in the aggregate, at least two-thirds of Membership Interests; provided, however, that no amendment to this Agreement may:

(a)          substantially alter the purposes of the Company without the written consent of all Members;

(b)          expand the obligations or liabilities of any Member under this Agreement, or modify any Member’s limited liability, without the written consent of such Member;

(c)          modify the computational method of determining, or priority applicable to, allocations or distributions under Articles 4 and 5 and Section 10.2, without the written consent of all Members; or

(d)          amend this Article 11 without the written consent of all Members.

Article 12
MISCELANEOUS

SECTION 12.1          Non-Recourse Company Loans. Any loans taken by the Company, shall be non-recourse loans as to any and all individual Members or the Manger, and no Member or Manager shall be required to sign a personal guaranty to in order to secure such loan(s), unless unanimously consented to by the Members.

Article 13
GENERAL PROVISIONS.

SECTION 13.1          Books and Records. All records of the Company shall be kept at the principal office of the Company and shall be available for examination by any Member, or such Member’s duly authorized representatives, at all reasonable times at the office of the Company and by way of internet access to Company bank accounts. The method of accounting on which the books shall be maintained shall be determined by the majority of the Members . The Manager may make on behalf of the Company the election permitted by Section 754 of the Code. New England WOB, LLC shall be designated as the “tax matters partner” (the “TMP”) for purposes of the Code and the “Designated Person” for purposes of maintaining an Investor List to the extent required by the Code. The TMP is hereby authorized to take such actions as may be required by the Code and the regulations thereunder to continue such designations. The determination by the TMP with respect to the treatment of any item or its allocation for Federal, state or local tax purposes shall be binding upon all of the Members, so long as such determination is reasonable and will not be inconsistent with any express terms hereof. No cause of action shall accrue to any Member under this Section 13.1 if the TMP acted in good faith to comply with his obligations hereunder. No charge shall be made to the Company for his acting as tax matters partner. Upon the Resignation or Bankruptcy of the TMP, a majority of the Members may select a Member to become the new “tax matter partner” and “Designated Person”.

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SECTION 13.2          Fiscal Year. The fiscal year of the Company shall be the calendar year.

SECTION 13.3          Custody of Company Funds; Bank Accounts.

(a)          The Manager shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in their immediate possession or control. The Company’s funds shall not be commingled with the funds of any other Person and the Manager shall not use, or permit use of, the Company’s funds in any manner except for the benefit of the Company.

(b)          All funds of the Company not otherwise invested shall be deposited in one or more internet–accessible accounts maintained in such federally insured financial institutions as the Manager may deem appropriate, and withdrawals shall be made only in the regular course of Company business on such signature or signatures as the Manager may deem appropriate. Usernames and passwords for access to all accounts shall be made available to all members.

SECTION 13.4          Notices. Except as otherwise provided herein, all Notices, requests, consents and other communications hereunder to the Company or to any Member shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopier, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(a)          if to the Company, to its principal office set forth in Section 2.4, as such office may be changed in accordance with Section 2.7.

(b)          if to any Member, to its respective address set forth on Schedule A hereto.

Any Member may, at any time and from time to time, designate a substitute address or addresses for itself by delivering a Notice to the Company and to each other Member in the manner set forth in this Section. All such Notices, requests, consents and other communications shall be deemed to have been delivered (i) in the case of personal delivery or delivery by telecopier, on the date of such delivery, (ii) in the case of delivery by nationally-recognized overnight courier, on the date of such delivery, and (iii) in the case of mailing in the manner set forth in this Section, on the third business day after the posting thereof.

SECTION 13.5          Burden and Benefit. This Agreement shall be binding upon, and shall inure to the benefit of, the Members, and their respective heirs, executors, administrators, successors and assigns. There shall be no third party beneficiaries of this Agreement.

SECTION 13.6          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one Agreement binding on all parties hereto, notwithstanding that not all parties shall have signed the same counterpart.

SECTION 13.7          Severability of Provisions. If any term or provision of this Agreement or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law.

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SECTION 13.8          Entire Agreement. This Agreement sets forth all (and is intended by the Members to be an integration of all) of the promises, agreements and understandings among the Members with respect to the Company, its business operations and management, the Property and all other Company assets, and there are no promises, agreements, or understandings, oral or written, express or implied, among them other than as set forth or incorporated herein.

SECTION 13.9          Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

SECTION 13.10        Pronouns and Plurals. Whenever the context may require, any pronouns used herein shall be deemed to refer to the masculine, feminine, or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural, and vice versa.

SECTION 13.11        Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

SECTION 13.12        Dispute Resolution.           Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 13.13        Agreement in Counterparts. This Agreement may be executed in several counterparts, and all such executed counterparts shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or to the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this Operating Agreement as of the date first above written.

COMPANY:

MILFORD CRAFT, LLC

/s/ Glenn E. Straub
Name: Glenn E. Straub Title: Manager of its manager New England World of Beer

MEMBERS:

New England World of Beer	Attitude Beer Holding Co.

/s/ Glenn E. Strabu	/s/ Roy Warren
By: Glenn E. Straub	By: Roy Warren
Its: Manager	Its: President

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SCHEDULE A

Member	Percentage Interest	Initial Capital Contribution
New England World of Beer 505 S. Flagler Drive, Suite 1010 West Palm Beach, FL 33401	49%	$1.00
Attitude Beer Holding Co. 712 US Highway 1, Suite 200 North Palm Beach, FL 33408	51%	$1,373,000*
Total	100%	$1,373,001

* This amount shall be paid on the following schedule:

1.  $40,000 on or before June 30, 2015;

2.  $78,000 on or before July 30, 2015;

3.  $210,000 on or before October 1, 2015;

4.  $261,250 on or before January 1, 2016;

5.  $261,250 on or before February 1, 2016;

6.  $261,250 on or before March 1, 2016; and

7.  $261,250 on or before April 1, 2016;.

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